Exhibit 1.1

BOND PURCHASE AGREEMENT
$1,000,000,000
Parish of St. John the Baptist, State of Louisiana
Revenue Refunding Bonds (Marathon Oil Corporation Project)
Series 2017

This BOND PURCHASE AGREEMENT, dated November 28, 2017, is by and among the Parish of St. John the Baptist, State of Louisiana (the “Issuer”), Morgan Stanley & Co. LLC (the “Underwriter”), and Marathon Oil Corporation (the “Corporation”).
1.Background.
(a)    The Issuer and the Corporation propose to enter into a Refunding Agreement to be dated as of December 1, 2017 (the “Agreement”) pursuant to which the Issuer will finance the costs of the refunding of $1,000,000,000 aggregate principal amount of the Issuer’s outstanding 5.125% Fixed Rate Revenue Bonds (Marathon Oil Corporation Project) Series 2007A (the “Prior Bonds”) on or about December 18, 2017 (the “Refunding Date”). The Prior Bonds were issued for the purpose of acquiring, constructing and equipping a project consisting of an expansion to an existing oil refinery and related facilities constituting nonresidential real property (including fixed improvements associated with such property) in the Parish of St. John the Baptist, Louisiana, then owned and operated by the Corporation. In order to finance a portion of the costs of refunding the Prior Bonds, the Issuer will issue and sell its Revenue Refunding Bonds (Marathon Oil Corporation Project) Series 2017 (the “Bonds”) in the original principal amount of $1,000,000,000 to the Underwriter, who will in turn offer the Bonds to the Corporation or an affiliate thereof at a price of par. By signing below, the Corporation agrees to purchase such Bonds from the Underwriter subject to the conditions set forth herein. The Bonds will contain the terms and provisions as are described in the final Official Statement and set forth in the Indenture referred to below, which terms and provisions have been approved by the Corporation. The Bonds shall mature and bear interest at the rate and be subject to redemption and optional and mandatory tender all as specified in Schedule 1 attached hereto.
(b)    To induce the Underwriter to enter into this Bond Purchase Agreement and to sell and buy the Bonds, the Corporation has joined in this Bond Purchase Agreement. The Corporation acknowledges that the Issuer will sell the Bonds to the Underwriter and the Underwriter is making an offering thereof in reliance upon the representations, covenants and indemnity of the Corporation in this Bond Purchase Agreement.
(c)    Inasmuch as this purchase and sale represents a negotiated transaction, the Issuer and the Corporation acknowledge and agree that: (i) the transaction contemplated by this Bond Purchase Agreement is an arm's length, commercial transaction among the Issuer, the Corporation and the Underwriter in which the Underwriter is acting solely as a principal and is not acting as a municipal advisor, financial advisor or fiduciary to the Issuer or the Corporation; (ii) the Underwriter has not assumed any advisory or fiduciary responsibility to the

Issuer or the Corporation with respect to the transaction contemplated hereby and the discussions, undertakings and procedures leading thereto (irrespective of whether the Underwriter has provided other services or is currently providing other services to the Issuer or the Corporation on other matters); (iii) the Underwriter is acting solely in its capacity as underwriter for its own account; (iv) the only obligations the Underwriter has to the Issuer and the Corporation with respect to the transaction contemplated hereby expressly are set forth in this Bond Purchase Agreement; and (v) the Issuer and the Corporation have consulted their own legal, accounting, tax, financial and other advisors, as applicable, to the extent they have deemed appropriate.
(d)    The Bonds will be issued under a Trust Indenture to be dated as of December 1, 2017 (the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to resolutions and ordinances adopted by the Issuer on October 10, 2017, October 24, 2017 and November 14, 2017 (collectively, the “Resolutions”). Under the Agreement, the Corporation will agree to make payments sufficient to pay the principal of and interest on the Bonds and the purchase price of Bonds tendered for purchase. The Issuer’s interest in the Agreement and payments thereunder (except certain rights of the Issuer to receive fees and expenses and indemnity thereunder) will be assigned by the Issuer to the Trustee as security for the payment of the principal of and interest on the Bonds. To assist the Underwriter in complying with Rule 15c2-12(b)(5) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation will enter into a Continuing Disclosure Undertaking (the “CDU”).
2.    Purchase, Sale and Closing. Upon the terms and conditions and in reliance on the representations, warranties, covenants and indemnity set forth herein, (a) the Underwriter agrees to purchase from the Issuer, and the Issuer agrees to sell to the Underwriter, the principal amount of Bonds for a purchase price of 100% of the principal amount thereof (being $1,000,000,000) and (b) the Corporation agrees to purchase from the Underwriter, and the Underwriter agrees to sell to the Corporation, the principal amount of the Bonds for a purchase price of $1,000,000,000. The Underwriter will be paid a fee of $150,000 for its services plus reimbursement of certain expenses hereunder. The purchase price of the Bonds shall be payable in immediately available funds to the Trustee. The Issuer will deliver or cause to be delivered to The Depository Trust Company, New York, New York (“DTC”) or to the Trustee as its agent, for the account of the Underwriter, duly executed and authenticated. Closing (“Closing”) for the delivery of the Bonds against payment therefor and delivery of documents and opinions will be at the offices of Foley & Judell, L.L.P. (“Bond Counsel”), at 9:00 a.m. local time on December 18, 2017, unless the Issuer and the Underwriter, with the approval of the Corporation, shall mutually agree on some other place, time or day. The Bonds shall initially be registered in the name of Cede & Co., as nominee and registered owner for DTC, and will be made available to the Underwriter for inspection at least one business day before Closing.
3.    Preliminary Official Statement; Amendment; Rule 15c2-12.
(a)    The Issuer has provided the Underwriter with copies of its Preliminary Official Statement dated November 27, 2017, relating to the Bonds (the “Preliminary Official Statement”). As of its date, the Preliminary Official Statement is hereby “deemed final”

by the Issuer for purposes of Rule 15c2-12(b)(1) adopted by the SEC. Within seven (7) business days after the execution of this Bond Purchase Agreement and, in any event, in sufficient time to accompany any customer confirmations requesting payment, the Issuer shall deliver to the Underwriter copies of the final form of the Official Statement (with only such changes therein as shall have been approved by the Underwriter), in such quantities as the Underwriter may reasonably request in order for the Underwriter to comply with the Rules of the Municipal Securities Rulemaking Board (the “MSRB”) and Rule 15c2-12(b)(4), executed by an authorized officer of the Issuer (which, as so amended and supplemented, is herein referred to as the “Official Statement”). The Issuer hereby ratifies and consents to the use of the Preliminary Official Statement by the Underwriter on or before the date hereof in connection with the offering of the Bonds and hereby authorizes the use by the Underwriter of the Indenture, the Agreement, the Official Statement and any amendments thereof or supplements thereto pursuant to this Section (and drafts, clearly marked as such, thereof prior to the availability of such documents in final form), and the information contained in any of the foregoing, in connection with the offering and sale of the Bonds. The Corporation hereby authorizes the Agreement and the Official Statement (and the information contained therein) to be used by the Underwriter in connection with the offering and sale of the Bonds.
(b)    The Underwriter agrees to file a copy of the Official Statement with the MSRB at the earliest practicable date after the delivery of the Bonds and to provide the Issuer and the Corporation with written notice of such filing and the date of such filing; and written notice of the date which is the end of the underwriting period within the meaning of Rule 15c2-12. The Underwriter also agrees to file the Official Statement (with any required forms) with the MSRB or its designee pursuant to MSRB Rule G-32 within one (1) business day of delivery of the Bonds to the Underwriter; and take any and all other actions necessary to comply with applicable SEC and MSRB rules governing the offering, sale and delivery of the Bonds to ultimate purchasers. Unless otherwise notified in writing by the Underwriter at or prior to the Closing, the Issuer and the Corporation can assume that the “end of the underwriting period” for purposes of Rule 15c2-12 shall be the Closing. The “end of the underwriting period” as used in this Bond Purchase Agreement shall mean either the Closing or such later date as to which notice is given by the Underwriter.
4.    Issue Price.
(a)    The Underwriter agrees to assist the Issuer in establishing the issue price of the Bonds and shall execute and deliver to the Issuer at Closing an “issue price” or similar certificate substantially in the form attached hereto as Exhibit E together with the supporting pricing wires or equivalent communications, with modifications to such certificate as may be deemed appropriate or necessary, in the reasonable judgment of the Underwriter, the Issuer and Bond Counsel, to accurately reflect, as applicable, the sales price or prices or the initial offering price or prices to the public of the Bonds.
(b)    The Issuer will treat the first price at which 10% of the only maturity of the Bonds (the “10% test”) is sold to the public as the issue price of that maturity (if different interest rates apply within a maturity, each separate CUSIP number within that maturity will be subject to the 10% test).

(c)    The Underwriter has offered the Bonds to the public on or before the date of this Bond Purchase Agreement at the offering price or prices (the “initial offering price”), or at the corresponding yield or yields, set forth in the Official Statement. Schedule 2 sets forth, as of the date of this Bond Purchase Agreement, the maturities, if any, of the Bonds for which the 10% test has not been satisfied and for which the Issuer and the Underwriter agree that the restrictions set forth in the next sentence shall apply, which will allow the Issuer to treat the initial offering price to the public of each such maturity as of the sale date as the issue price of that maturity (the “hold-the-offering-price rule”). So long as the hold-the-offering-price rule remains applicable to any maturity of the Bonds, the Underwriter will neither offer nor sell unsold Bonds of that maturity to any person at a price that is higher than the initial offering price to the public during the period starting on the sale date and ending on the earlier of the following:
(i)    the close of the fifth (5th) business day after the sale date; or
(ii)    the date on which the Underwriter has sold at least 10% of that maturity of the Bonds to the public at a price that is no higher than the initial offering price to the public.
The Underwriter shall promptly advise the Issuer when the Underwriter has sold 10% of that maturity of the Bonds to the public at a price that is no higher than the initial offering price to the public, if that occurs prior to the close of the fifth (5th) business day after the sale date.
The Issuer acknowledges that the Underwriter shall be solely liable for its failure to comply with its agreement regarding the hold the offering price rule.
(d)    The Underwriter acknowledges that sales of any Bonds to any person that is a related party to it shall not constitute sales to the public for purposes of this section. Further, for purposes of this section:
(i)    “public” means any person other than an underwriter or a related party, which for purposes hereof includes the Corporation,
(ii)    “underwriter” means (A) any person that agrees pursuant to a written contract with the Issuer (or with the lead underwriter to form an underwriting syndicate) to participate in the initial sale of the Bonds to the public and (B) any person that agrees pursuant to a written contract directly or indirectly with a person described in clause (A) to participate in the initial sale of the Bonds to the public (including a member of a selling group or a party to a retail distribution agreement participating in the initial sale of the Bonds to the public),
(iii)    a purchaser of any of the Bonds is a “related party” to an underwriter if the underwriter and the purchaser are subject, directly or indirectly, to (i) at least 50% common ownership of the voting power or the total value of their stock, if both entities are corporations (including direct ownership by one corporation of another), (ii) more than 50% common ownership of their capital interests or profits interests, if both entities are partnerships (including direct ownership by one partnership of another), or (iii) more than 50% common ownership of the value of the outstanding stock of the corporation or the capital interests or profit interests of the partnership, as applicable, if one entity is a corporation and the other entity is a partnership (including direct ownership of the applicable stock or interests by one entity of the other), and
(iv)    “sale date” means the date of execution of this Bond Purchase Agreement by all parties.
5.    Issuer’s Representations. The Issuer makes the following representations as of the date of this Bond Purchase Agreement, all of which will survive the purchase and offering of the Bonds:
(a)    The representations and warranties of the Issuer contained in the Agreement are, and as of the date of the Closing will be, true and correct in all material respects.
(b)    Both at the time of execution hereof and on the date of the Closing, the statements and information contained in the Official Statement under the heading “THE ISSUER” do not and will not omit any statement or information which is necessary to make the statements and information therein, in light of the circumstances under which they were made, not misleading in any material respect.
(c)    The Issuer is and will be on the date of the Closing duly existing as a parish and political subdivision of the State of Louisiana (the “State”) organized pursuant to the laws of the State, and authorized to issue bonds pursuant to Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the “Refunding Act”).
(d)    When delivered to and paid for by the Underwriter at the Closing in accordance with the provisions of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and binding special obligations of the Issuer in conformity with, and be entitled to the benefit and security of the Indenture.
(e)    The Issuer has duly authorized the execution and delivery by it of the Indenture, the Agreement and this Bond Purchase Agreement.
(f)    The Issuer has full legal right, power and authority to enter into the Indenture, the Agreement and this Bond Purchase Agreement, to issue the Bonds and to carry out and consummate all other transactions contemplated by the Indenture and the Agreement, and the Issuer has complied with the provisions of the Refunding Act in all matters relating to such transactions.
(g)    No approval, permit, consent or authorization of any governmental or public agency, authority or person having jurisdiction over the Issuer not already obtained (other than any approvals that might be required to be obtained under the securities laws of any jurisdiction, as to which the Issuer makes no representations or warranties) is required in connection with the adoption of the Resolutions and the issuance and sale of the Bonds or the execution and delivery by the Issuer of, or the performance of its obligations under, this Bond Purchase Agreement, the

Bonds, the Resolutions, the Indenture, the Agreement or any other agreement or instrument contemplated hereby or thereby.
(h)    There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending against the Issuer or of which the Issuer has otherwise received written official notice or which is, to the knowledge of the Issuer, threatened against the Issuer which in any way questions the validity of the Refunding Act, the powers of the Issuer referred to in paragraph (f) above or the validity of any proceedings taken by the Issuer in connection with the issuance of the Bonds, or wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Bond Purchase Agreement or which, in any way, would adversely affect the validity or enforceability of this Bond Purchase Agreement, the Bonds, the Resolutions, the Indenture, the Agreement, or any other agreement or instrument to which the Issuer is a party contemplated hereby or thereby.
(i)    To the best knowledge of the Issuer, without independent investigation, the adoption of the Resolutions, the authorization, execution and delivery by the Issuer of this Bond Purchase Agreement, the Bonds, the Indenture, the Agreement and any other agreement or instrument to which the Issuer is a party contemplated hereby or thereby and compliance with the provisions of the Resolutions and of each of such instruments will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or is subject, nor will such action result in any violation of the provisions of any applicable law, including the Refunding Act, or any charter, resolution or regulation of the Issuer, or any existing order, judgment, decree, rule or regulation applicable to the Issuer (or any of its officials or officers in their respective capacities as such) of any court or of any federal, state or other regulatory Issuer or other governmental body having jurisdiction over the Issuer (or such officials or officers as such).
(j)    The information in the Official Statement relating to the Issuer does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
6.    Corporation’s Representations. The Corporation makes the following representations as of the date of this Bond Purchase Agreement, all of which will survive the purchase and offering of the Bonds:
(a)    The Corporation is a corporation duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, taken as a whole, with full power to execute and deliver the Agreement, the CDU and this Bond Purchase Agreement (collectively, the “Corporation Documents”) and to perform its obligations thereunder and hereunder.

(b)    The Corporation has duly authorized the execution and delivery and performance by the Corporation of the Corporation Documents and all actions necessary and appropriate to carry out its obligations thereunder and hereunder.
(c)    This Bond Purchase Agreement has been duly executed and delivered by the Corporation. The Agreement and the CDU, when executed and delivered by the Corporation, will constitute valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject to the effects of (i) any applicable bankruptcy, solvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
(d)    The execution and delivery of the Corporation Documents and the performance by the Corporation of its obligations hereunder and thereunder will not violate, conflict with or result in a breach of or constitute a default under the Certificate of Incorporation, as amended to the date hereof, of the Corporation or any material indenture, agreement or other instrument by which the Corporation may be bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental body having jurisdiction over the Corporation, which violation, conflict, breach or default would be reasonably expected to have an adverse effect upon the validity or the issuance of the Bonds or a material adverse effect on the performance by the Corporation of its obligations under the Corporation Documents.
(e)    All authorizations, certifications, consents and approvals of, notices to, registrations or filings with, or actions in respect of any governmental body, agency or other instrumentality or court required in connection with the execution, delivery and performance by the Corporation of the Corporation Documents have been obtained, given or taken and are in full force and effect, except where the failure to obtain, give, take or maintain in full force and effect any such authorization, certification, consent, approval, notice, registration or filing would not have an adverse effect on the validity or issuance of the Bonds or a material adverse effect on the performance by the Corporation of its obligations under the Corporation Documents; provided that no representation is made with respect to compliance with the securities or “Blue Sky” laws of any jurisdiction of the United States.
(f)    The Corporation has authorized the use of the Official Statement by the Underwriter. The Corporation hereby represents and warrants that the Official Statement is complete as of its date, within the meaning of Rule 15c2-12(f)(3) under the Exchange Act and that the Preliminary Official Statement is “deemed final” as of its date within the meaning of Rule 15c2-12(b)(1) under the Exchange Act, except for permitted omissions in accordance with paragraph (b)(1) thereof.
(g)    There is no litigation or proceeding pending or, to the Corporation’s knowledge, threatened against or affecting the Corporation, challenging the validity of the Bonds, the Corporation Documents or seeking to enjoin the performance of the Corporation’s obligations thereunder or hereunder wherein an unfavorable decision, ruling or finding would have an adverse effect on the validity or issuance of the Bonds or a material adverse effect on the performance by the Corporation of its obligations under the Corporation Documents.
(h)    The Official Statement (including the information included therein by cross-reference) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made as to the statements and information with respect to the book-entry only system or DTC and information contained in the Official Statement under the captions “THE ISSUER,” “UNDERWRITING” and Appendix B; and the financial statements incorporated by reference therein have been prepared in accordance with generally accepted accounting principles in effect in the United States on the respective dates thereof, consistently applied, and fairly present the financial position of the Corporation and its consolidated subsidiaries and the results of their operations at the dates and for the periods indicated. The documents included by cross-reference in the Official Statement complied, as of the respective dates of filing, in all material respects with the applicable requirements of the Exchange Act, and the rules thereunder.
(i)    The Corporation will not knowingly take or omit to take any action which action or omission would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Indenture and the Agreement.
(j)    Except as disclosed in the Official Statement, the Corporation is in compliance with all of its prior continuing disclosure undertakings entered into pursuant to Rule 15c2-12(b)(5) under the Exchange Act.
7.    Issuer’s Covenants. The Issuer will:
(a)    Cooperate in qualifying the Bonds for offer and sale under the Blue Sky or other securities laws of states designated by the Underwriter, provided that the Issuer shall not be required to do business or consent to service of process in any state or jurisdiction other than the State or to meet any other requirement deemed by the Issuer to be unduly burdensome provided that provision for the Issuer’s out-of-pocket costs are made.
(b)    If, after the date of this Bond Purchase Agreement and until twenty-five (25) days after the end of the underwriting period, as defined in Rule 15c2-12, any event shall occur, or the Issuer shall learn of any fact that might or would cause the Official Statement, as then amended or supplemented, to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if the Issuer is notified of any such event by the Corporation, the Issuer shall notify the Underwriter thereof, and if in the reasonable opinion of the Underwriter, such event requires an amendment of or a supplement to the Official Statement, the Issuer, with the cooperation and at the expense of the Corporation, shall prepare and furnish to the Underwriter an amendment of or a supplement to the Official Statement so that the Official Statement, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances when the Official Statement is so amended or supplemented, not misleading.

The Issuer also agrees that it will furnish, before the Official Statement is amended or supplemented, a copy of each proposed amendment or supplement to the Underwriter, who shall have the right to approve such amendment or supplement, which approval shall not be unreasonably withheld.
8.    Corporation’s Covenants. The Corporation will:
(a)    Agree that any certificate signed by an officer of the Corporation and delivered to the Underwriter shall be deemed a representation and warranty by the Corporation to the Underwriter as to the statements made therein.
(b)    Promptly from time to time take such action as the Underwriter may reasonably request to qualify the Bonds for offering and sale under the Blue Sky or other securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Corporation shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
(c)    If, after the date of this Bond Purchase Agreement and until twenty-five (25) days after the “end of the underwriting period” as defined in Rule 15c2-12, any event shall occur that might or would cause the information contained in the Official Statement to contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the Corporation shall so notify the Issuer and the Underwriter. If, in the reasonable opinion of the Underwriter or counsel for the Underwriter, such event requires the preparation and publication of an amendment of or a supplement to the Official Statement, the Corporation will cause the Official Statement to be amended or supplemented in form and substance satisfactory to the Underwriter and the Issuer, and all expenses thereby incurred will be paid by the Corporation if such amendment or supplement is prepared and furnished to the Underwriter on or prior to the twenty-fifth day following the Closing. After the twenty-fifth day following the Closing, the Corporation shall not have any liability for expenses incurred in the preparation and publication of an amendment or supplement to the Official Statement, unless such amendment or supplement is necessitated by an event relating to the information contained in the Official Statement relating to the Corporation or any affiliate of any Corporation. For the purposes of this Section 8(c), the Corporation will furnish such information with respect to itself and the refunding of the Prior Bonds as the Underwriter reasonably may from time to time request.
9.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless the Underwriter and its directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 (the “Securities Act”) or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by (i) an allegation or determination that the Bonds should have been registered under the Securities Act, or that the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended and (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Official Statement or the Official Statement, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Corporation by the Underwriter expressly for use therein under the caption “UNDERWRITING;” provided, however, that the foregoing indemnity agreement with respect to any Preliminary Official Statement shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Bonds, or any person controlling the Underwriter, if a copy of the Official Statement (as then amended or supplemented if the Corporation or the Issuer shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Bonds to such person, and if the Official Statement (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.
The Underwriter agrees to indemnify and hold harmless the Corporation, its directors, its officers who sign the Official Statement and each person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Corporation by the Underwriter expressly for use in any Preliminary Official Statement, the Official Statement, or any amendments or supplements thereto under the caption “UNDERWRITING.”
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such persons (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and the indemnified party reasonably concludes that there may be defenses available to it different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to assume the defense on behalf of the indemnified party); provided, however, that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.

Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Corporation, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
To the extent the indemnification provided for in the first paragraph of this subsection is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriter on the other hand from the offering of the Bonds or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such portion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Corporation on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriter on the other hand in connection with the offering of the Bonds shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Bonds (before deducting expenses) received by the Corporation and the total underwriting discounts or commissions received by the Underwriter. The relative fault of the Corporation on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Corporation and the Underwriter agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any, such action or claim.
(b)    The Underwriter agrees to indemnify and hold harmless the Issuer, its members, directors and officers, but only with reference to information relating to the Underwriter under the caption “UNDERWRITING” in the Preliminary Official Statement or the Official Statement, or any amendment or supplement thereto.
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraph, the Issuer shall promptly notify the Underwriter in writing and the Underwriter upon request of the Issuer, shall retain counsel reasonably satisfactory to the Issuer to represent the Issuer and any others the Underwriter may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Issuer shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Issuer unless (i) the Underwriter and the Issuer shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Underwriter and the Issuer and the Issuer reasonably concludes that there may be defenses available to it different from or in addition to those available to the Underwriter (in which case the Underwriter will not have the right to assume the defense on behalf of the Issuer). It is understood that the Underwriter shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuer, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Issuer. The Underwriter shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Underwriter agrees to indemnify the Issuer from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the Issuer shall have requested the Underwriter to reimburse the Issuer for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Underwriter agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Underwriter of the aforesaid request and (ii) the Underwriter shall not have reimbursed the Issuer in accordance with such request prior to the date of such settlement. The Underwriter shall not, without the prior written consent of the Issuer, effect any settlement of any pending or threatened proceeding in respect of which the Issuer is or could have been a party and indemnity could have been sought hereunder the Issuer, unless such settlement includes an unconditional release of the Issuer from all liability on claims that are the subject matter of such proceeding.
If the indemnification provided for in this subsection (b) is unavailable to the Issuer in respect of any losses, claims, damages or liabilities referred to therein, then the Underwriter, in lieu of indemnifying the Issuer, shall contribute to the amount paid or payable by the Issuer as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Underwriter from the limited public offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and of the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Underwriter shall be determined by reference to, among other things, the fees and other benefits from the offering received by the Issuer and the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Issuer and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Issuer and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by the Issuer as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (b), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.
The indemnity and contribution agreements contained in this subsection (b) and the representations and warranties of the Issuer contained in the Bond Purchase Agreement shall remain operative and in full force and effect regardless of (i) any termination of the Bond Purchase Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Issuer, its officers or directors or any other person controlling the Issuer and (iii) acceptance of and payment for any of the Bonds.
(c)    The Corporation agrees to indemnify and hold harmless the Issuer and any member, officer, employee or agent thereof (including counsel to the Issuer) from and against any and all losses, claims, damages and liabilities caused by (i) an allegation or determination that the Bonds should have been registered under the Securities Act, or that the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended and (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Official Statement or the Official Statement, or any amendment or supplement thereto, other than under the captions “TAX EXEMPTION” and “UNDERWRITING” or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Issuer furnished to the Corporation in writing by the Issuer expressly for use therein under the captions “THE ISSUER” or “LEGAL MATTERS” (insofar as it relates to the Issuer).

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (hereinafter called the indemnified party) shall promptly notify the Corporation in writing and the Corporation upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the Corporation may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the Corporation and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Corporation and the indemnified party and the indemnified party reasonably concludes that there may be defenses available to it different from or in addition to those available to the Corporation or other indemnified parties (in which case the Corporation will not have the right to assume the defense on behalf of the indemnified party). The Corporation shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Corporation agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Corporation to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Corporation agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Corporation of the aforesaid request and (ii) the Corporation shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. The Corporation shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
To the extent the indemnification provided for in the first paragraph of this section is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Corporation, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Issuer from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and of the Issuer in connection with the allegations, determinations, statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided however, that in no case (other than gross negligence or willful misconduct of the Issuer) shall the Issuer be responsible for any amount in excess of the fees paid by the Corporation to the Issuer in connection with the issuance and the administration of the Bonds.

The relative benefits received by the Corporation and the Issuer shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received indirectly by the Corporation (pursuant to the Agreement) and the net proceeds from the offering (before deducting expenses) received by the Issuer, bear to the aggregate limited public offering price of the Bonds. The relative fault of the Corporation and the Issuer shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Issuer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Corporation and the Issuer agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
10.    Conditions of Underwriter’s Obligation.
The Underwriter’s obligation to purchase the Bonds is subject to fulfillment of the following conditions at or before Closing:
(a)    The Bonds, the Agreement, the CDU, the Indenture and this Bond Purchase Agreement shall have been duly authorized, executed and delivered in the forms heretofore approved by the Underwriter with only such changes as shall be mutually agreed upon by the Issuer, the Corporation and the Underwriter.
(b)    At the time of the Closing, the Official Statement shall not have been amended, modified or supplemented prior to the Closing except as may have been agreed to in writing by the Underwriter.
(c)    The Issuer’s and the Corporation’s representations hereunder shall be true in all material respects on and as of the date of Closing.
(d)    Neither the Issuer nor the Corporation shall have defaulted in the performance of any of its covenants hereunder.
(e)    The Underwriter shall have received the following:
(i)    an opinion of Bond Counsel, dated the date of Closing, substantially in the form set forth in Appendix B to the Official Statement and an opinion of Bond Counsel, dated the date of Closing and satisfactory to the Underwriter, covering the matters set forth in Exhibit A hereto;

(ii)    an opinion of Keith E. Green, Jr., Esq., LaPlace, Louisiana, counsel to the Issuer, dated the date of Closing covering the matters set forth in Exhibit B hereto;
(iii)    opinions of (x) Reginald Hedgebeth, Senior Vice President, General Counsel and Secretary of the Corporation and (y) Kean Miller LLP, Baton Rouge, Louisiana, special counsel to the Corporation, each dated the date of Closing, covering the matters set forth in Exhibit C hereto;
(iv)    an opinion of Ballard Spahr LLP, Philadelphia, Pennsylvania, counsel for the Underwriter, dated the date of Closing, covering the matters set forth in Exhibit D hereto;
(v)    certified copies of the Resolutions authorizing the sale and delivery of the Bonds and other related matters; and
(vi)    such additional documentation as Bond Counsel or the Underwriter may reasonably request to evidence compliance with applicable law, the validity of the Bonds, the Indenture, and the Corporation Documents.
(f)    At Closing there shall have been no material adverse change in the business, properties or financial condition of the Corporation and its consolidated subsidiaries, taken as a whole, from that set forth in or contemplated by the Official Statement which in the judgment of the Underwriter is material and adverse and makes it inadvisable or impractical to proceed with the sale and delivery of the Bonds on the terms contemplated by the Official Statement; and the Underwriter shall have received certificates, dated as of the Closing and signed by an officer or authorized representative of the Corporation (who may rely upon the best of his knowledge based on reasonable investigation) to that effect.
11.    Termination of Bond Purchase Agreement.
The Underwriter may terminate its obligation to purchase the Bonds by written notice to the Issuer and the Corporation at any time before Closing if any of the following occurs after the date hereof:
(a)    the marketability of any such Bonds or the market price thereof, in the opinion of the Underwriter, has been materially adversely affected by an amendment to the Constitution of the United States or the Constitution of the State or by any legislation (A) enacted by the United States of America, (B) enacted by the State, (C) recommended to the Congress of the United States or otherwise endorsed for passage, by the President of the United States, the Chairman or ranking minority member of the Committee on Finance of the United States Senate or the Committee on Ways and Means of the United States House of Representatives, the Treasury Department of the United States or the Internal Revenue Service, or (D) favorably reported for passage to either House of the Congress of the United States by any Committee of such House to which such legislation has been referred for consideration, or by any decision of any court of the United States of America or any court of the State or by any ruling or regulation (final, temporary or proposed) on behalf of the Treasury Department of the United States, the Internal Revenue Service

or any other authority of the United States of America or the State, or any comparable legislative, judicial or administrative development affecting the federal or state tax status of the Issuer, its property or income or the interest on bonds of the Issuer (excluding any bonds, other than the Bonds, issued by the Issuer as a conduit issuer);
(b)    trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange;
(c)    trading of any securities of the Corporation shall have been suspended on any exchange or in any over-the-counter market;
(d)    a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities;
(e)    a material disruption in commercial banking or securities settlement, payment or clearing services in the United States shall have occurred;
(f)    there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any change in political or economic conditions or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse to the offer and sale of the Bonds (other than as specifically listed in the other clauses of this Section 11);
(g)    legislation shall have been enacted or recommended to the Congress of the United States or otherwise endorsed for passage by the President of the United States or the Chairman or a ranking minority member of the committees of the United States Senate or the House of Representatives with jurisdiction over securities laws matters, or a decision by a court of the United States of America shall be rendered, or a ruling, regulation, proposed regulation by or on behalf of the SEC or other governmental agency having jurisdiction of the subject matter shall be made, that, in the opinion of counsel to the Underwriter, has the effect of requiring the Bonds or any securities of the Issuer to be registered under the Securities Act or requiring the Indenture to be qualified under the Trust Indenture Act of 1939, as amended; or
(h)    a stop order, release, regulation or no-action letter by or on behalf of the SEC or any other governmental agency having jurisdiction of the subject matter shall have been issued or made to the effect that the issuance, offering or sale of the Bonds, including all the underlying obligations as contemplated hereby or by the Official Statement, or any document relating to the issuance, offering or sale of the Bonds is or would be in violation of any provision of the federal securities laws at Closing, including, but not limited to, the Securities Act and the Trust Indenture Act of 1939, as amended.
If the Underwriter terminates its obligation to purchase the Bonds because any of the conditions specified in Section 10 shall not have been fulfilled at or before the Closing or because one of the events specified in this Section 11 has occurred, such termination shall not result in any liability on the part of the Issuer or the Underwriter.

12.    Expenses. All expenses and costs of the Issuer incident to the performance of its obligations in connection with the authorization, issuance and sale of the Bonds to the Underwriter, including any costs of mailing or delivery and of printing of the Bonds, the Indenture, the Corporation Documents, the Preliminary Official Statement and the Official Statement, including any amendments thereof or supplements thereto, and all ancillary papers prepared in connection with the transactions contemplated by this Bond Purchase Agreement, in reasonable quantities, including any photocopying thereof, underwriting fees (which will include reasonable out-of-pocket costs and fees and expenses of counsel to the Underwriter), fees and expenses of Bond Counsel, the Issuer’s fees, fees and expenses of Issuer Counsel, fees and expenses of the Trustee in connection with the issuance of the Bonds and fees charged by investment rating agencies for the rating of the Bonds shall be paid by the Corporation. Whether or not the Bonds are sold hereunder, the Corporation will pay the Underwriter’s out-of-pocket expenses in connection with its offering of the Bonds; provided, however, if the Bonds are not sold because of a default by the Underwriter hereunder, the Corporation will not pay such expenses.
13.    Execution in Counterparts. This Bond Purchase Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same agreement.

14.    Notices and other Actions. All notices, demands and formal actions hereunder will be in writing and mailed, telexed, telecopied or delivered to:

The Underwriter:

Morgan Stanley & Co. LLC
1585 Broadway, 16th Floor
New York, New York 10036
Attention: Mr. Francis J. Sweeney
Telecopier: (212) 507-2375

The Corporation:

Marathon Oil Corporation
5555 San Felipe, Suite 1828
Houston, Texas 77056
Attention: Vice President and Treasurer
Telecopier: (713) 499-8413

The Issuer:

Parish of St. John the Baptist, State of Louisiana
1801 W. Airline Highway
LaPlace, Louisiana 70068
Attention: Parish President
Telecopier: (985) 652-1700

15.    Governing Law. This Bond Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except that the rights, duties and obligations of the Issuer shall be governed by the laws of the State.

IN WITNESS WHEREOF, the parties have executed and delivered this Bond Purchase Agreement as of the date first above written.

PARISH OF ST. JOHN THE BAPTIST, STATE OF LOUISIANA

By: /s/ Natalie Robottom
Parish President
Attest: By: /s/ Jackie Landeche
Secretary, St. John the Baptist Parish Council
MARATHON OIL CORPORATION

By: /s/ Morris R. Clark
Name: Morris R. Clark Title: Vice President and Treasurer

MORGAN STANLEY & CO. LLC

By: /s/ Francis J. Sweeney
Name: Francis J. Sweeney Title: Managing Director

Signature Page to Bond Purchase Agreement
DMEAST #32398136

SCHEDULE 1

$1,000,000,000
Parish of St. John the Baptist, State of Louisiana
Revenue Refunding Bonds (Marathon Oil Corporation Project)
Series 2017

Price: 100%
CUSIP No.* 79020FAV8
Last Day of Initial Term Rate Period: June 1, 2037
First Interest Payment Date: June 1, 2018
Interest Payment Dates: Generally, first day of the sixth calendar month following the beginning of the Term Rate Period
Maturity Date: June 1, 2037

Capitalized terms used but not defined in this Schedule 1 shall have the meanings assigned to such terms in the Indenture or the Agreement (each as defined in the Bond Purchase Agreement).
Optional Tender of Bonds
In addition to, and notwithstanding anything to the contrary contained in the Indenture, while there are Bonds that are owned of record or beneficially by the Corporation or any affiliate thereof (the “Corporation Bonds”), the Owner thereof may elect to have its Bonds (or portion thereof in amounts equal to the lowest denomination then authorized by the Indenture or whole multiples of such lowest denomination) purchased at the Purchase Price on any Business Day upon written or electronic notice of tender given to the Trustee and the Remarketing Agent for such Bonds, directly or through the Owner’s DTC Participant, no later than 4:00 p.m., New York City time, on a Business Day not fewer than forty-five days prior to the purchase date. The Corporation shall exercise such option only if it has entered into a Remarketing Agreement in accordance with the Indenture.
Mandatory Tender for Purchase
The Bonds are subject to mandatory tender for purchase at the Purchase Price, as described below, as follows:
Mandatory Tender at the End of Each Term Rate Period. Bonds accruing interest at a Term Rate will be subject to mandatory tender for purchase on the day after the last day of each Term Rate Period applicable to such Bond.

Schedule 1

Mandatory Tender upon a Conversion between Rate Periods for the Bonds. Bonds to be converted from one Rate Period to a different interest Rate Period, are subject to mandatory tender for purchase on the date of conversion.
Optional Redemption
Bonds accruing interest at a Term Rate for a period of ten years or more shall be subject to optional redemption, in whole or in part, and if in part, at the lowest authorized denomination or any whole multiple thereof, at the written direction of the Corporation, at any time on and after the tenth anniversary of the commencement of such Term Rate Period at an optional redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. Each Bond accruing interest at a Term Rate for a period of less than ten years is not subject to optional redemption.
Special Mandatory Redemption
The Bonds shall be subject to special mandatory redemption prior to maturity on a date selected by the Corporation not later than 180 days after the occurrence of a Determination of Taxability (as defined below) at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. Any such special mandatory redemption shall be in whole unless it is finally determined as evidenced by an opinion of nationally recognized bond counsel addressed to the Issuer and the Trustee or by the applicable Final Determination (as defined below) that less than all of the Bonds may be redeemed without adversely affecting the exclusion of interest on the remaining Bonds from gross income for federal income tax purposes, in which case only such amount need be redeemed. “Determination of Taxability” means a Final Determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, or an opinion of nationally recognized bond counsel selected by the Corporation to the effect that, as a result of failure by the Corporation to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or as a result of the inaccuracy of any representation made by the Corporation under the Agreement, the interest payable on any Bond is or will become includable in the gross income of the owner of such Bond for federal income tax purposes (other than an owner who is a substantial user or related person within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended (the “Code”)). “Final Determination” means, with respect to a private letter ruling or a technical advice memorandum or determination of the Internal Revenue Service, written notice thereof in a proceeding in which the Corporation had an opportunity to participate and otherwise means written notice of a determination from which no further right of appeal exists or from which no appeal is timely filed with any court of competent jurisdiction in the United States in a proceeding to which the Corporation was a party or in which the Corporation had the opportunity to participate.
In addition, in the event the Corporation or the Issuer enters into a settlement agreement with the Internal Revenue Service whereby the Corporation agrees to cause the redemption of all or a portion of the Bonds in response to a claim by the Internal Revenue Service that, for the reasons stated in the definition of “Determination of Taxability”, the interest payable on such Bonds is or will become includable in the gross income of the owner of such Bond for federal income tax purposes (other than an owner who is a substantial user or related person within the meaning of

Schedule 1

Section 147(a) of the Code), such Bonds shall be subject to special mandatory redemption on a date selected by the Corporation in accordance with such settlement agreement at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.
If the Trustee receives written notice from any owner of a Bond stating that (a) such party has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such party for the reasons stated in the definition of “Determination of Taxability” set forth above or any other proceeding has been instituted against such party that may lead to a Final Determination as described in the aforesaid definition, and (b) such party will afford the Corporation the opportunity to contest the same, either directly or in its name, and until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Corporation, the Issuer and the owners of Bonds then outstanding. If a Final Determination thereafter occurs, the Trustee shall make demand for prepayment of the unpaid debt service payments, or necessary portions thereof, from the Corporation and give notice of the special mandatory redemption of the appropriate amount of Bonds on the date selected by the Corporation within the required period of 180 days.
Extraordinary Optional Redemption
The Bonds are subject to extraordinary optional redemption by the Issuer, at the direction of the Corporation, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date on any date within one year after, as a result of any changes in the Constitution of Louisiana or the Constitution of the United States of America or of legislation or administrative action (whether local, state or federal) or by final decree, judgment or order of any court or administrative body (whether local, state or federal) the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Agreement, or shall have been declared to be unlawful.
Purchase in Lieu of Redemption
When Bonds are subject to optional redemption, the Corporation may elect to purchase such Bonds in lieu of redemption on the applicable redemption date at a purchase price equal to the redemption price, plus accrued interest thereon to but not including the date of such purchase, by delivering to the Trustee a written request to such effect on or before the Business Day prior to the date such Bonds would otherwise be subject to redemption. Moneys received for such purchase shall be held by the Trustee in the Corporation Purchase Account established under the Indenture for the Registered Owners of the Bonds so purchased.

Schedule 1

SCHEDULE 2

None

Schedule 2

EXHIBIT A
Points to be Covered in
Supplemental Opinion of Bond Counsel
(Terms defined in Bond Purchase Agreement
are used here with same meanings)
1.    The Bonds are exempt securities under the Securities Act, and, in connection with the offer and sale of the Bonds, no registration of the Bonds under such Act or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required. No opinion need be expressed as to the state securities law of any jurisdiction.
2.    The Bond Purchase Agreement has been duly authorized, executed and delivered by the Issuer and, assuming due and valid authorization, execution and delivery of the Bond Purchase Agreement by the parties thereto other than the Issuer, constitutes a valid and binding obligation except to the extent that the enforceability thereof may be limited by bankruptcy, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and to the extent that certain equitable remedies, including specific performance, may be unavailable.
3.    All consents, approvals or other actions of governmental bodies required to be obtained by the Issuer for the valid execution and delivery of the Indenture and the Agreement by the Issuer and the valid issuance of the Bonds by the Issuer have been obtained.
4.    The summary descriptions in the Official Statement under the captions “INTRODUCTORY STATEMENT,” “THE BONDS” (except under the subsection “Book-Entry-Only System”), “THE AGREEMENT,” and “THE INDENTURE” insofar as such descriptions purport to describe the Issuer or to summarize certain matters of law or provisions of the Bonds, the Indenture and the Agreement fairly and accurately present the information purported to be shown therein.
Such opinion shall also state that nothing has come to counsel’s attention that would lead counsel to believe that the information under the captions “THE ISSUER” or “TAX EXEMPTION” in the Official Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

A-1

EXHIBIT B
Points to be Covered in
Opinion of Counsel to the Issuer
(Terms defined in Bond Purchase Agreement
are used here with same meanings)
1.    The Issuer is a parish and a political subdivision of the State of Louisiana created and existing pursuant to Louisiana law, including particularly the Constitution of Louisiana. The Issuer has the power to acquire, hold title to and lease or otherwise dispose of the Project and to issue the Bonds under the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended.
2.    The Resolutions have been duly adopted and the Agreement, the Bond Purchase Agreement, the Bonds and the Indenture have been duly authorized, executed, and delivered by the Issuer and constitute legal and binding obligations of the Issuer enforceable in accordance with their respective terms (except to the extent that the obligations of the Issuer and the enforceability thereof are subject to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally).
3.    The adoption of the Resolutions and the execution and delivery of the Agreement, the Bond Purchase Agreement, and the Indenture, and the issuance of the Bonds, and the performance by the Issuer of its obligations thereunder, to such counsel’s knowledge, do not and will not violate or constitute a default under any judgment, decree, or contract to which it is a party or by which the Issuer or its property is bound and no approval or other action by any governmental authority or agency is required in connection with the securities laws of any jurisdiction, whether federal or state.
4.    The statements contained in the Official Statement under the caption “THE ISSUER” are fair and accurate summaries of the matters set forth therein.
5.    To the best of such counsel’s knowledge, there is no action, suit, proceeding, or investigation at law or in equity before or by any court or governmental agency or body pending or threatened against or affecting the Issuer, or, to such counsel’s knowledge, any basis therefor, wherein an unfavorable decision, ruling, or finding would adversely affect the organization or existence of the Issuer, the transactions contemplated by the Bond Purchase Agreement, the Indenture, and the Agreement, or which affect the validity or enforceability of the Bonds, the Indenture, or the Agreement.
6.    The use of the Official Statement has been duly authorized by the Issuer.

B-1

EXHIBIT C
Points to be Covered in
Opinions of Counsel to the Corporation
(Terms defined in Bond Purchase Agreement
are used here with same meanings)
1.    The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact the business in which it is engaged in each jurisdiction in which the failure to so qualify would have, in aggregate, a material adverse effect on the Corporation or its business and has full corporate power and authority to transact the business in which it is engaged and to execute, deliver and perform its obligations under the Corporation Documents.
2.    The Agreement and the CDU have each been duly authorized, executed and delivered by the Corporation and constitute the legal, valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms except as affected by bankruptcy, insolvency, moratorium or other laws generally affecting the enforcement of creditors’ rights and general principles of equity and except as rights to indemnity may be limited under federal or state securities laws.
3.    The execution and delivery of the Corporation Documents by the Corporation and the performance by the Corporation of its obligations thereunder do not and will not violate or constitute a default under the Certificate of Incorporation of the Corporation or, to such counsel’s knowledge, any (i) order, writ, judgment or decree to which the Corporation is a party or is subject, or (ii) agreement, indenture, mortgage, lease or instrument to which the Corporation is a party or is subject that is material to the Corporation and its subsidiaries, taken as a whole.
4.    To the best of counsel’s knowledge there is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any judicial or administrative court or agency, state or federal or other, pending or threatened against or affecting the Corporation which would affect the validity of the Corporation Documents or materially affect the performance by the Corporation of its obligations under the Corporation Documents or the transactions contemplated thereby or have a material adverse effect on the current or future consolidated financial position, stockholder’s equity or results of operations of the Corporation and its subsidiaries.
5.    No additional or further approval, consent or authorization of any federal, state or local governmental or public agency or authority (other than state Blue Sky or securities authorities), not already obtained, is required to be obtained by the Corporation in connection with entering into the Corporation Documents or the performance of its obligations thereunder.
6.    The descriptions and summaries of the Bonds, the Agreement and the Indenture in the Preliminary Official Statement and the Official Statement are accurate in all material respects and fairly present the information intended to be shown with respect thereto.

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7.    The documents included by cross-reference in the Preliminary Official Statement and the Official Statement (other than the financial statements therein, as to which counsel need express no opinion), when they were filed with the SEC or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended,, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.
8.    In reliance upon the opinion of Foley & Judell, L.L.P., Bond Counsel, that interest on the Bonds is excludable from gross income for federal income tax purposes under existing law, no registration with the SEC under the Securities Act need to be made in connection with the offering and sale of the Bonds and no indenture is required to be qualified under the Trust Indenture Act of 1939, as amended.
Such opinion shall also state that nothing has come to counsel’s attention that would lead counsel to believe that the Preliminary Official Statement or the Official Statement (other than the financial statements included or incorporated by cross-reference therein, any statements and information with respect to the book-entry only system or DTC and the information contained therein under the captions the “THE ISSUER,” “TAX EXEMPTION” or “UNDERWRITING,” as to which counsel need express no opinion) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT D
Points to be Covered in Opinion
of Counsel for the Underwriter
(Terms defined in Bond Purchase Agreement
are used herein with the same meanings)
1.    The conditions in the Bond Purchase Agreement to your obligation to purchase the Bonds have been satisfied.
2.    No registration need be made with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the offering and sale of the Bonds, and neither the Indenture nor any other instrument is required to be qualified under the Trust Indenture Act of 1939, as amended, in connection with the offering and sale of the Bonds.
3.    The CDU complies with the requirements of paragraph (b)(5) of Rule 15c2-12 promulgated pursuant to the Securities Exchange Act of 1934, as amended, in effect as of the date hereof.
4.    With reliance on an opinion of Counsel to the Corporation as to due authorization, execution and delivery, the Bond Purchase Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.
We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Preliminary Official Statement and the Official Statement and make no representation that we have independently verified the accuracy, completeness or fairness of any such statements. However, to assist you in your investigation concerning the Preliminary Official Statement and the Official Statement, certain of our lawyers responsible for this matter have reviewed certain documents and have participated in conferences in which the contents of the Preliminary Official Statement and the Official Statement and related matters were discussed. During the course of our work on this matter, nothing has come to our attention that leads us to believe that the Preliminary Official Statement, as of its date, and the Official Statement, as of its date or as of this date, contained or contains any untrue statement of a material fact or omitted (other than, with respect to the Preliminary Official Statement, the omission of information permitted to be omitted by Rule 15c2-12 promulgated pursuant to the Securities Exchange Act of 1934, as amended, in effect on the date hereof) or omits to state any material fact necessary in order to make the statements made in the Preliminary Official Statement and the Official Statement, in light of the circumstances under which they were made, not misleading; provided, however, we express no opinion as to (a) expressions of opinion, assumptions, projections, financial statements, or other financial, numerical, economic, demographic, statistical or accounting data, or information or assessments of or reports on the effectiveness of internal control over financing reporting contained in the Preliminary Official Statement and the Official Statement or in any Appendices thereto, (b) any information or statements relating to the book-entry-only system and The Depository Trust Company and (c) Appendix B (Proposed Form of Opinion of Bond Counsel) of the Preliminary Official Statement and the Official Statement.

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EXHIBIT E

Form of Issue Price Certificate

This certificate is furnished by Morgan Stanley & Co. LLC (the “Underwriter”), in connection with the purchase of $1,000,000,000 aggregate principal amount of Revenue Refunding Bonds (Marathon Oil Corporation Project) Series 2017 (the “Bonds”), of the Parish of St. John the Baptist, State of Louisiana (the “Issuer”), at a negotiated sale. The undersigned hereby certifies as set forth below with respect to the sale and issuance of the Bonds:

1.    The undersigned is duly authorized to execute this certificate on behalf of the Underwriter and has been fully apprised of the facts and circumstances forming the basis of this certificate.

2.    As of the date of this certificate, for the only Maturity of the Bonds, the first price at which at least 10% of such Maturity was sold to the Public is the respective price listed in Schedule A.

3.    The Underwriter has (a) determined the aggregate purchase price of the Bonds to be $1,000,000,000, representing the aggregate principal amount of the Bonds, (b) determined the yield on the Bonds for arbitrage purposes, calculated in accordance with the methodology set forth in the Code, to be ______%; and (c) determined the weighted average maturity of the Bonds, calculated based on reoffering price, to be _______ years.

4.    No Bonds were sold in exchange for property or rights to use any other types of property.

5.    In addition to terms defined elsewhere herein, the terms below shall have the following meanings in this certificate:

(a)
“Maturity” means Bonds with the same credit and payment terms. Bonds with different maturity dates, or Bonds with the same maturity date but different stated interest rates, are treated as separate maturities.

(b)
“Public” means any person (including an individual, trust, estate, partnership, association, company, or corporation) other than an Underwriter or a related party to an Underwriter and, for these purposes, including Marathon Oil Corporation. The term “related party” for purposes of this certificate generally means any two or more persons who have greater than 50 percent common ownership, directly or indirectly.

(c)	“Sale Date” means the first day on which there is a binding contract in writing for the sale of a Maturity of the Bonds. The Sale Date of the Bonds is November 28, 2017.

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(d)	“Tax Compliance Certificate” means the No-Arbitrage Certificate for the Bonds to which this certificate is attached.

(e)
“Underwriter” means, collectively, (i) any person that agrees pursuant to a written contract with the Issuer (or with the lead underwriter to form an underwriting syndicate) to participate in the initial sale of the Bonds to the Public, and (ii) any person that agrees pursuant to a written contract directly or indirectly with a person described in clause (i) of this paragraph to participate in the initial sale of the Bonds to the Public (including a member of a selling group or a party to a retail distribution agreement participating in the initial sale of the Bonds to the Public).

The representations set forth in this certificate are limited to factual matters only. We are not engaged in the practice of law, and nothing in this certificate represents our interpretation of any laws, including specifically Sections 103 and 148 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. The undersigned understands that the foregoing information will be relied upon by the Issuer with respect to certain of the representations set forth in the Tax Compliance Certificate and with respect to compliance with the federal income tax rules affecting the Bonds, and by Foley & Judell, L.L.P., as bond counsel, in connection with rendering its opinion that the interest on the Bonds is excluded from gross income for federal income tax purposes, the preparation of the Internal Revenue Service Form 8038, and other federal income tax advice that it may give to the Issuer from time to time relating to the Bonds; however, the foregoing information may not be relied upon by any other person for any other purpose.

MORGAN STANLEY & CO. LLC

By:     __________________________________________
Name:
Title:

Date: ________, 2017.

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SCHEDULE A

SALE PRICE OF THE BONDS

(Attached)

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